UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): November 15, 2007
PEERLESS MFG. CO.
(Exact Name Of Registrant As Specified In Charter)

Texas	001-33453	75-0724417
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)
14651 North Dallas Parkway, Suite 500
Dallas, Texas 75254
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: (214) 357-6181

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     The shareholders of Peerless Mfg. Co. approved the Peerless Mfg. Co. 2007 Stock Incentive Plan (the “2007 Incentive Plan”) at the annual meeting of the Company’s shareholders held on November 15, 2007. The 2007 Incentive Plan authorizes the grant of equity-based compensation to the Company’s directors, officers and employees in the form of stock options, restricted stock, restricted stock units, performance shares and performance units. Under the 2007 Incentive Plan, 900,000 shares of the Company’s common stock are available for issuance. The 2007 Incentive Plan will be administered by the Compensation Committee of the Company’s Board of Directors.
     On November 15, 2007, the Compensation Committee approved the forms of award agreements for grants under the 2007 Incentive Plan of nonqualified stock options, restricted stock awards for employees, and restricted stock awards for non-employee directors (collectively, the “Award Agreements”).
     The foregoing descriptions of the 2007 Incentive Plan and the Award Agreements are qualified in their entirety by reference to the full text of the 2007 Incentive Plan and each of the Award Agreements, copies of which are attached as Exhibits 10.1, 10.2, 10.3 and 10.4 to this report and are incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
     (c) Exhibits.

Exhibit No.	Description

10.1	Peerless Mfg. Co. 2007 Stock Incentive Plan

10.2	Form of Nonqualified Stock Option Award Agreement under the Peerless Mfg. Co. 2007 Stock Incentive Plan

10.3	Form of Restricted Stock Award Agreement for Employees under the Peerless Mfg. Co. 2007 Stock Incentive Plan

10.4	Form of Restricted Stock Award Agreement for Non-Employee Directors under the Peerless Mfg. Co. 2007 Stock Incentive Plan Directors

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEERLESS MFG. CO.
By:	/s/ Henry G. Schopfer, III
Henry G. Schopfer, III
Chief Financial Officer

Date: November 15, 2007